                                                                    EXHIBIT 99.6

   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON
     ,        , 2000 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE
WITHDRAWN PRIOR TO 5:00 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE.

                          LEVEL 3 COMMUNICATIONS, INC.
                            1025 Eldorado Boulevard
                           Broomfield, Colorado 80021

                             LETTER OF TRANSMITTAL
                       For 11 1/4% Senior Notes due 2010

                                Exchange Agent:

         The Bank of New York          Kredietbank S.A. Luxembourgeoise, as
                                            Luxembourg Exchange Agent

            By Facsimile:                          By Facsimile
           44 20 7964 6399                        352 4797 3913


        Confirm by telephone:                 Confirm by telephone:
           44 20 7893 7235                        352 4797 73951


   By Registered or Certified Mail:     By Mail, Hand or Overnight Service
         The Bank of New York            Kredietbank S.A. Luxembourgeoise
            London Branch                       43 Boulevard Royal
           30 Cannon Street                     L-2955 Luxembourg
           London EC4M 6YH                  Attention: Corporate Trust
      Attention: Ms. Emma Wilkes
      Reorganization Department

   By Overnight Courier or By Hand:
         The Bank of New York
            London Branch
           30 Cannon Street
           London EC4M 6YH
      Attention: Ms. Emma Wilkes
      Reorganization Department


   Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

            PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING
                   THE INSTRUCTIONS TO THIS LETTER, CAREFULLY
                         BEFORE CHECKING ANY BOX BELOW

   Capitalized terms used in this Letter and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

   List in Box 1 below the Original Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount at maturity of Original Notes on a separate signed schedule and affix that schedule to this Letter.

                                     BOX 1

                    TO BE COMPLETED BY ALL TENDERING HOLDERS

Name(s) and
Address(es)
    of
Registered
 Holder(s)                                 Principal Amount
  (Please                 Principal Amount   of Original
fill in if   Certificate    of Original         Notes
  blank)     Number(s)(1)      Notes         Tendered(2)
-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------
-----------------------------------------------------------
               Totals:
-----------------------------------------------------------

 (1) Need not be completed if Original Notes are being tendered by book-entry transfer.
 (2) Unless otherwise indicated, the entire principal amount at maturity of Original Notes represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered.


   The undersigned acknowledges receipt of the Prospectus dated        , 2000
(the "Prospectus") of Level 3 Communications, Inc., a Delaware corporation (the "Company"), and this Letter of Transmittal for 11 1/4% Senior Notes due 2010 which may be amended from time to time (this "Letter"), which together constitute the Company's offer (the "Exchange Offer") to exchange, for each
(Euro)1,000 in principal amount of its outstanding 11 1/4% Senior Notes due 2010 issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes"), (Euro)1,000 in principal amount of 11 1/4% Senior Notes due 2010 (the "New Notes").

   The undersigned has completed, executed and delivered this Letter to indicate the action he or she desires to take with respect to the Exchange Offer.

   All holders of Original Notes who wish to tender their Original Notes must, prior to the Expiration Date: (1) complete, sign, date and mail or otherwise deliver this Letter to an Exchange Agent, in person or to one of the addresses set forth above; and (2) tender his or her Original Notes or, if a tender of Original Notes is to be made by book-entry transfer to the account maintained by the Exchange Agents at either The Depository Trust Company, The Euroclear System or Clearstream (each, the "Book-Entry Transfer Facility"), confirm such book-entry transfer (a "Book-Entry Confirmation"), in each case in accordance with the procedures for tendering described in the Instructions to this Letter. Holders of Original Notes whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter to be delivered to an Exchange Agent on or prior to the Expiration Date, must tender their Original Notes according to the guaranteed delivery procedures set forth under the caption "The Exchange Offer -- How to Tender" in the Prospectus. (See Instruction 1).

   The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to either Exchange Agent, at one of the addresses listed above, or the Company, 1025 Eldorado Blvd., Broomfield, Colorado 80021, Attention: Vice President, Investor Relations (telephone (720) 888-2500).

Ladies and Gentlemen:

   Upon the terms and subject to the conditions of the Exchange Offer, the undersigned tenders to the Company the principal amount of Original Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Original Notes tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Company all right, title and interest in and to the Original Notes tendered.

   The undersigned constitutes and appoints the applicable Exchange Agent as his or her agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company) with respect to the tendered Original Notes, with full power of substitution, to: (a) deliver certificates for such Original Notes; (b) deliver Original Notes and all accompanying evidence of transfer and authenticity to or upon the order of the Company upon receipt by the applicable Exchange Agent, as the undersigned's agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Company of the Original Notes tendered under the Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Original Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

   The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, assign and transfer the Original Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the assignment and transfer of the Original Notes tendered.

   The undersigned agrees that acceptance of any tendered Original Notes by the Company and the issuance of New Notes in exchange therefor shall constitute performance in full by the Company of its obligations under the registration agreement, dated February 24, 2000, that the Company entered into with the initial purchasers of the Original Notes (the "Registration Agreement") and that, upon the issuance of the New Notes, the Company will have no further obligations or liabilities under the Registration Agreement (except in certain limited circumstances). By tendering Original Notes, the undersigned certifies
(a) that it is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns Original Notes acquired directly from the Company or an affiliate of the Company, that it is acquiring the New Notes in the ordinary course of the undersigned's business and that the undersigned is not engaged in, and does not intend to engage in, a distribution of New Notes or (b) that it is an "affiliate" (as so defined) of the Company or of the initial purchasers in the offering of the Original Notes, and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

   The undersigned acknowledges that, if it is a broker-dealer that will receive New Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   The undersigned understands that the Company may accept the undersigned's tender by delivering written notice of acceptance to the applicable Exchange Agent, at which time the undersigned's right to withdraw such tender will terminate.

   All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned's heirs, personal representatives, successors and assigns. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions contained in this Letter.

   Unless otherwise indicated under "Special Delivery Instructions" below, the applicable Exchange Agent will deliver New Notes (and, if applicable, a certificate for any Original Notes not tendered but represented by a certificate also encompassing Original Notes which are tendered) to the undersigned at the address set forth in Box 1.

   The undersigned acknowledges that the Exchange Offer is subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

[_]CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY
   TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

   Name of Tendering Institution: ______________________________________________
   Account Number: _____________________________________________________________
   Transaction Code Number: ____________________________________________________

[_]CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED PURSUANT TO A
   NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING:

   Name(s) of Registered Owner(s): _____________________________________________
   Date of Execution of Notice of Guaranteed Delivery: _________________________ Window Ticket Number (if available): ________________________________________
   Name of Institution which Guaranteed Delivery: ______________________________

[_]CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL
   COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

   Name: _______________________________________________________________________
   Address: ____________________________________________________________________
          ______________________________________________________________________

              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

                                     BOX 2


            PLEASE SIGN HERE WHETHER OR NOT ORIGINAL NOTES ARE BEING
                           PHYSICALLY TENDERED HEREBY

              X _____________________________     ______________
              X _____________________________     ______________
                Signature(s) of Owner(s)          Date
                or Authorized Signatory

 Area Code and Telephone Number: ________________________________

 This box must be signed by registered holder(s) of Original Notes as their name(s) appear(s) on certificate(s) for Original Notes, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Letter. If signature is by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. (See Instruction 3)

 Name(s) _____________________________________________________________________

 _____________________________________________________________________________
                                 (Please Print)

 Capacity ____________________________________________________________________

 Address _____________________________________________________________________

 _____________________________________________________________________________
                               (Include Zip Code)

 Signature(s) Guaranteed _____________________________________________________
 by an Eligible Institution: (Authorized Signature)
 (If required by______________________________________________________________
 Instruction 3)
                                    (Title)
                  ____________________________________________________________
                                 (Name of Firm)

                                     BOX 3

                    TO BE COMPLETED BY ALL TENDERING HOLDERS

--------------------------------------------------------------------------------
     PAYOR'S NAME: The Bank of New York, or in Luxembourg, Kredietbank S.A.
                                Luxembourgeoise

--------------------------------------------------------------------------------
                    Part 1--PLEASE PROVIDE YOUR TIN
                    IN THE BOX AT RIGHT AND
                    CERTIFY BY SIGNING AND DATING
                    BELOW.

                                                -------------------------------
                                                         Social Security
                                                         Number
                                                     or Employer
                                                     Identification Number
--------------------------------------------------------------------------------
     SUBSTITUTE     Part 2--Check the box if you are NOT subject to back-up
      Form W-9      withholding because (1) you have not been notified by the
  Department of the Internal Revenue Service that you are subject to back-up withholding as a result of failure to report all
  Treasury Internal interest  [_]
   Revenue Service  or dividends, or (2) the Internal Revenue Service has notified

   Payor's Request
         for        you that you are no longer subject to back-up withholding,
      Taxpayer      or (3) you are exempt from back-up withholding.
   Identification
    Number (TIN)
                    ------------------------------------------------------------
                    CERTIFICATION--UNDER THE PENALTIES OF PERJURY, I
                                                                   Part 3
                    CERTIFY THAT THE INFORMATION PROVIDED ON THIS FORM
                                                                  Check if
                    IS TRUE, CORRECT AND COMPLETE.              Awaiting TIN

                                                                     [_]
                    SIGNATURE ______________   DATE __________


                BOX 4                                    BOX 5


    SPECIAL ISSUANCE INSTRUCTIONS            SPECIAL DELIVERY INSTRUCTIONS


     (See Instructions 3 and 4)               (See Instructions 3 and 4)


 To be completed ONLY if                   To be completed ONLY if
 certificates for Original Notes in        certificates for Original Notes in
 a principal amount not exchanged,         a principal amount not exchanged,
 or New Notes, are to be issued in         or New Notes, are to be sent to
 the name of someone other than the        someone other than the person
 person whose signature appears in         whose signature appears in Box 2
 Box 2, or if Original Notes               or to an address other than that
 delivered by book-entry transfer          shown in Box 1.
 which are not accepted for
 exchange are to be returned by
 credit to an account maintained at
 the Book-Entry Transfer Facility
 other than the account indicated
 above.

 Issue and deliver:                        Deliver:

                                           (check appropriate boxes)
 (check appropriate boxes)
                                           [_]            Original Notes not
                                                          tendered
 [_]     Original Notes not tendered

                                           [_]            New Notes, to:
 [_]     New Notes, to:

 Name ______________________________       Name ______________________________
           (Please Print)
 Address ___________________________                 (Please Print)
 Please complete the Substitute
 Form W-9 at Box 3

 Tax I.D. or Social Security               Address ___________________________
 Number: ___________________________       ___________________________________

                                  INSTRUCTIONS

                         FORMING PART OF THE TERMS AND
                        CONDITIONS OF THE EXCHANGE OFFER

   1. Delivery of this Letter and Certificates. Certificates for Original Notes or a Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed copy of this Letter and any other documents required by this Letter, must be received by the applicable Exchange Agent at one of its addresses set forth herein on or before the Expiration Date. The method of delivery of this Letter, certificates for Original Notes or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the applicable Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

   Holders whose Original Notes are not immediately available or who cannot deliver their Original Notes or a Book-Entry Confirmation, as the case may be, and all other required documents to the applicable Exchange Agent on or before the Expiration Date may tender their Original Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedure:
(i) tender must be made by or through a firm that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17A(d)-15 under the Securities Exchange Act of 1934 (an "Eligible Institution"); (ii) prior to the Expiration Date, the applicable Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, telex, facsimile transmission, mail or hand delivery) (x) setting forth the name and address of the holder, the description of the Original Notes and the principal amount of Original Notes tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that, within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, this Letter together with the certificates representing the Original Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by this Letter will be deposited by the Eligible Institution with the Exchange applicable Agent; and (iii) the certificates for all tendered Original Notes or a Book-Entry Confirmation, as the case may be, as well as all other documents required by this Letter, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Prospectus under the caption "The Exchange Offer--How to Tender."

   All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Original Notes will be determined by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which, in the opinion of the Company's counsel, would be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Original Notes. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Original Notes.

   Neither the Company, the Exchange Agents nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

   2. Partial Tenders; Withdrawals. If less than the entire principal amount of any Original Note evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above. All of the Original Notes represented by a certificate or by a Book-Entry Confirmation delivered to the applicable Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Original Notes not tendered will be sent to the holder, unless otherwise provided in Box 5, as soon as practicable after the Expiration Date, in the event that less than the entire principal amount at maturity of Original Notes represented by a submitted certificate is tendered (or, in the case of Original Notes tendered by book-entry transfer, such non-exchanged Original Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

   If not yet accepted, a tender pursuant to the Exchange Offer may be withdrawn prior to the Expiration Date. To be effective with respect to the tender of Original Notes, a notice of withdrawal must: (i) be received by the applicable Exchange Agent before the Company notifies the applicable Exchange Agent that it has accepted the tender of Original Notes pursuant to the Exchange Offer; (ii) specify the name of the person who tendered the Original Notes;

   (iii) contain a description of the Original Notes to be withdrawn, the certificate numbers shown on the particular Exchange Agent before the Company notifies the applicable Exchange Agent that it has accepted the tender of Original Notes pursuant to the Exchange Offer; (ii) specify the name of the person who tendered the Original Notes; (iii) contain a description of the Original Notes to be withdrawn, the certificate numbers shown on the particular certificates evidencing such Original Notes and the principal amount of Original Notes represented by such certificates; and (iv) be signed by the holder in the same manner as the original signature on this Letter (including any required signature guarantee).

   3. Signatures on this Letter; Assignments; Guarantee of Signatures. If this Letter is signed by the holder(s) of Original Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Original Notes, without alteration, enlargement or any change whatsoever.

   If any of the Original Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Original Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.

   If this Letter is signed by the holder of record and (i) the entire principal amount at maturity of the holder's Original Notes are tendered; and/or (ii) untendered Original Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Original Notes, nor provide a separate bond power. If any other case, the holder of record must transmit a separate bond power with this Letter.

   If this Letter or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Company of their authority to so act must be submitted, unless waived by the Company.

   Signatures on this Letter must be guaranteed by an Eligible Institution, unless Original Notes are tendered: (i) by a holder who has not completed the Box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchanges Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program (SEMP) (collectively, "Eligible Institutions"). If Original Notes are registered in the name of a person other than the signer of this Letter, the Original Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

   4. Special Issuance and Delivery Instructions. Tendering holders should indicate, in Box 4 or 5, as applicable, the name and address to which the New Notes or certificates for Original Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the tax identification number of the person named must also be indicated. Holders tendering Original Notes by book-entry transfer may request that Original Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

   5. Tax Identification Number. Federal income tax law requires that a holder whose tendered Original Notes are accepted for exchange must provide the Exchange Agent (as payor) with his or her correct taxpayer identification number ("TIN"), which, in the case of a holder who is an individual, is his or her social security number. If the applicable Exchange Agent is not provided with the correct TIN, the holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, delivery to the holder of the New Notes pursuant to the Exchange Offer may be subject to back-up withholding. (If withholding results in overpayment of taxes, a refund or credit may be obtained.) Exempt holders (including, among others, all corporations and certain foreign individuals) are not subject to these back-up withholding and reporting requirements. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

   Under federal income tax laws, payments that may be made by the Company on account of New Notes issued pursuant to the Exchange Offer may be subject to back-up withholding at a rate of 31%. In order to avoid being subject to back-up withholding, each tendering holder must provide his or her correct TIN by completing the "Substitute Form W-9" referred to above, certifying that the TIN provided is correct (or that the holder is awaiting a TIN) and that: (i) the holder has not been notified by the Internal Revenue Service that he or she is subject to back-up withholding as a result of failure to report all interest or dividends; or (ii) the Internal Revenue Service has notified the holder that he or she is no longer subject to back-up withholding; or (iii) certify in accordance with the Guidelines that such holder is exempt from back-up withholding. If the Original Notes are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for information on which TIN to report.

   6. Transfer Taxes. The Company will pay all transfer taxes, if any, applicable to the transfer of Original Notes to it or its order pursuant to the Exchange Offer. If, however, the New Notes or certificates for Original Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed by any reason other than the transfer of Original Notes to the Company or its order pursuant to the Exchange Offer, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

   Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.

   7. Waiver of Conditions. The Company reserves the absolute right to amend or waive any of the specified conditions in the Exchange Offer in the case of any Original Notes tendered.

   8. Mutilated, Lost, Stolen or Destroyed Certificates. Any holder whose certificates for Original Notes have been mutilated, lost, stolen or destroyed should contact the applicable Exchange Agent at one of the addresses indicated above, for further instructions.

   9. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

   IMPORTANT: This Letter (together with certificates representing tendered Original Notes or a Book-Entry Confirmation and all other required documents) must be received by the applicable Exchange Agent on or before the expiration date of the Exchange Offer (as described in the Prospectus).